UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 26, 2018

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 26, 2018, the board of directors (the “Board”) of HomeStreet, Inc. (the “Company”) amended and restated the Company’s previously amended and restated bylaws to, among other things, (i) address developments in public company governance and amendments to the Washington Business Corporation Act since the Company’s initial public offering, (ii) clarify certain corporate procedures and (iii) make certain other enhancements and technical changes. The changes effected by the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) include, without limitation, the following:

•
Adding procedural mechanics for calling special meetings of shareholders and enhanced provisions governing the ability of shareholders to bring business before annual or special meetings or nominate directors;

•	Updating and enhancing provisions related to the conduct, adjournment and postponement of shareholder meetings;

•	Changing the “Chairman of the Board” position from an officer to a Board position;

•	Adding a Lead Independent Director provision;

•	Requiring that the Board annually appoint a Chairman and, if the Chairman is an officer of the Company, requiring that the independent directors designate a Lead Independent Director;

•	Providing that the Lead Independent Director convene and chair sessions of the independent directors or non-management members of the Board;

•	Updating descriptions of officer positions of the Company; and

•	Adding an exclusive forum provision identifying certain courts in the State of Washington as the exclusive forum for the adjudication of certain intra-corporate disputes.

All of the amendments are effective July 26, 2018. While shareholder approval of the exclusive forum provision is not legally required, the Board has determined that it will seek shareholder ratification of the provision at the Company’s 2019 annual meeting of shareholders.

The preceding is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On July 26, 2018, the Board also approved amendments to the Company's Principles of Corporate Governance and to the charter for the Human Resources and Corporate Governance Committee ("HRCG") of the Board, which serves as the Company's compensation committee and nominating and governance committee. The Board also approved the adoption of the HomeStreet, Inc. Shareholder Engagement Procedures and Practices, which replaces the Company's prior Shareholder Communications with Directors policy. The amended Principles of Corporate Governance, amended HRCG charter and newly adopted Shareholder Engagement Procedures and Practices are all available on the Company's investor relations website at http://ir.homestreet.com or by contacting our investor relations department at ir@homestreet.com. Information contained in or linked from our website is not incorporated into and does not constitute a part of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	Description
Exhibit 3.1	Amended and Restated Bylaws of HomeStreet, Inc. dated July 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2018

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary